Exhibit 10.2

PERFORMANCE STOCK AWARD AGREEMENT

Part I. NOTICE OF STOCK GRANT

Participant: David Michery

Address:      P.O. Box 5125 Hacienda Heights, CA 91745

On May 5, 2022, Mullen Automotive Inc. (the "Company" or "Mullen") has granted to David Michery (the "Participant") a Performance Stock Award for shares of Common Stock on the terms and subject to the conditions of this Performance Stock Award Agreement (the "Agreement"). Any capitalized term that is not defined in this Part I of the Agreement titled “Notice of Stock Grant” has the meaning assigned to such term in Part II of the Agreement titled "Terms and Conditions of Stock Grant," attached hereto as Exhibit A (the "Terms and Conditions").

I.	Performance Criteria and Terms of Stock Awards

Set forth below in Table I are categories of milestones (each, a "Milestone") and within each Milestone are, multiple performance tranches (each a "Tranche"), with each Tranche representing a portion of shares of Common Stock that may be issued to Participant upon achievement of a Tranche. Upon the achievement of each Tranche of one of the Milestones and subject to Participant continuing as the Chief Executive Officer as of the date of satisfaction of such Tranche and through the date the Administrator determines, approves and certifies that tzhe requisite conditions for the applicable Tranche have been satisfied (a "Certification"), the Company shall issue shares of Common Stock as specified in the Tranche. The Administrator shall provide a Certification and the shares of Common Stock shall be issued within three days of a Certification. Separate Certifications may occur on separate dates with respect to the achievement of any Tranche in a Milestone, provided that the issuance date of shares of Common Stock for such Tranche will be the date of the latest Certification for the achievement of a Tranche.

Table 1. Award and Milestone Performance Requirements.

A.	VEHICLE DELIVERY MILESTONES: For each vehicle delivery milestone set forth below that is satisfied within the performance period specified, the Company will issue to Participant a number of shares of Common Stock equal to 2% of Mullen's then-current total issued and outstanding shares of Common Stock: (i) Delivery of Mullen's Class One Van to customers for a pilot program under the captured fleet exemption by the end of December 2022; (ii) Procuring full USA certification and homologation for the sale and delivery of its Class One Van by end of August 2023; (iii) Full USA certification and homologation of the Dragonfly RS sports car by August 2024; (iv) Producing a drivable prototype of its Mullen 5 vehicle for consumers to test by end of October 2023; and (v) Producing a drivable prototype of its Mullen 5 RS High Performance vehicle for consumers to test by end of January 2023.

B.	CAPITAL BENCHMARK MILESTONES: For each $100 Million raised (a "Capital Tranche"), and subject to an aggregate maximum of raised of $1.0 Billion in equity or debt financing between the Date of Grant and the end of July 2024, the Company will issue to Participant a number of shares of Common Stock equal to 1% of Mullen's then-current total issued and outstanding shares of Common Stock as of the date a Capital Tranche is achieved. Additionally, if Mullen ("MULN") is included in the Russel Index, which serves as a leading benchmark for institutional investors, the Company will issue to Participant a number of shares of Common Stock equal to 2% of Mullen's then-current total issued and outstanding shares as of the date Mullen is approved to be included on the Russel Index.

C.	FEATURE MILESTONE. If Mullen enters into a supply, purchase or other agreement with a manufacturer or provider of equipment, accessory, feature or other product (collectively, "Feature") by the end of 2023 that sets Mullen or its vehicle apart from its competitors or that provides Mullen a first mover or first disclosure advantage over its competitors for the Feature, the Company will issue to Participant a number of shares of Common Stock equal to 5% of Mullen's then-current total issued and outstanding shares of Common Stock as of date the Feature milestone is achieved.

D.	DISTRIBUTION MILESTONE: If Mullen meets the vehicle distribution milestones set forth below by entering into a joint venture or other distribution agreement by the end of 2024, the Company will issue to Participant a number of shares of Common Stock equal to 2% of Mullen's then-current total issued and outstanding shares of Common Stock for each of the following vehicle delivery milestones achieved: (i) agreement with an established local, USA dealer or franchise network; and (ii) agreement with an established Latin American or other non-USA based dealer or franchise network.

MULLEN AUTOMOTIVE INC

/s/ Kerri Sadler
Name: Kerri Sadler
Title: Chief Financial Officer
Agreed and accepted:

PARTICIPANT

/s/ David Michery
Name: David Michery

2

EXHIBIT A

Part II. TERMS AND CONDITIONS OF STOCK GRANT

1. Definitions. As used herein, the following definitions shall apply to the following capitalized terms:

1.1."Administrator" means the Compensation Committee of the Board; provided that while Participant is a Director, Participant shall recuse himself from any Board approvals relating to the administration of the Agreement or this Award.

1.2."Agreement" means this Performance Stock Award Agreement between the Company and Participant evidencing the terms and conditions of the Award.

1.4 "Award" means the Stock granted pursuant to this Agreement.

1.5. "Board" means the Board of Directors of the Company.

1.6."Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section, any valid regulation or other guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

1.7. "Common Stock" or "Shares" means the common stock, $0.001 par value per share, of the Company.

1.8. "Company" means Mullen Automotive Inc., a Delaware corporation, or any successor thereto.

1.9. "Director" means a member of the Board.

1.10. "Date of Grant" means the latest date this Agreement is signed by the Company and the Participant.

1.11. "Participant" means the person named as the "Participant" in the Notice of Grant.

2. Grant of Award. The Company hereby grants to Participant named in the Notice of Grant the Award the number of Shares, as set forth in the Notice of Grant.

3. Term of Award. In the event that the Company's stockholders do not approve this Agreement within twelve (12) months following the Date of Grant, the Award automatically will be forfeited as of such date and Participant shall have no further rights to the Award or any Shares underlying the Award. In no event may the Award or any portion thereof be exercised before the Company's stockholders approve the Award, notwithstanding the achievement of any Milestone associated with the Award prior to such stockholder approval.

4. Adjustments: Dissolution of Liquidation: Merger or Change in Control.

4.1. Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Agreement (and in a manner that will not provide Participant with any greater benefit or potential benefits than intended to be made available under the Agreement, other than as may be necessary solely to reflect changes resulting from any such aforementioned event), will adjust the number, class, and exercise price of shares covered by the Award.

4.2. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, the Award will terminate immediately prior to the consummation of such proposed action.

3

5. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

6. Non-Transferability of Award. This Award may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

7. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and Participant's heirs, legatees, legal representatives, executors, administrators, successors and assigns. The rights and obligations of Participant under this Agreement may be assigned only with the prior written consent of the Company.

8. Administrator Authority. The Administrator will have the power and authority to construe and interpret this Agreement and to adopt such rules for the administration, interpretation and application of the Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Award have vested and whether any Change in Control has occurred). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement.

9. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Awards awarded under this Agreement or future Awards that may be awarded by the Company by electronic means or request Participant's consent to participate in any equity-based compensation plan or program maintained by the Company by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in such plan or program through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

10. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

11. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

12. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement can be made only in an express written contract executed by a duly authorized officer of the Company.

4

13. No Waiver. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

14. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding this Agreement, or Participant's acquisition or sale of the Shares. Participant is hereby advised to consult with Participant's own tax, legal and financial advisors regarding this Agreement before taking any action related to this Agreement.

15. Governing Law and Venue. This Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Orange County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award is made and/or to be performed.

5